Exhibit 4.10

                          Wampler Foods, Inc.
                  Third Amendment To Credit Agreement

     This third Amendment to Credit Agreement (herein, the "Amendment") is entered into as of September 14, 1999, between Wampler Foods, Inc., a Virginia corporation (the "Company"), WLR Foods, Inc., a Virginia corporation (the "Parent"), each of the Lenders party to the Credit Agreement (as such term is defined below) and Harris Trust and Savings Bank, as a Lender and in its capacity as agent under the Credit Agreement (the "Administrative Agent").

                        Preliminary Statements

     A. The Company, the Parent and the Lenders have entered into that certain Credit Agreement, dated as of November 20, 1998 (said Credit Agreement as heretofore amended being referred to herein as the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     B. The Company has requested that the Lenders modify the Restricted Payments covenant contained in the Credit Agreement to permit the Parent to repurchase a limited amount of its capital stock and make certain cash dividend payments to its shareholders and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.     Amendment.

     Effective upon the acceptance hereof by the Required Lenders in the spaces provided for that purpose below, the Credit Agreement shall be and hereby is amended as follows:

     1.1 Section 8.18 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

          Section 8.18. Dividends and Other Restricted Payments. Without the prior written consent of the Required Lenders, neither the Parent nor the Company shall during any fiscal year (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) of any class or any warrants, rights or options to purchase any such shares or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock of any class or any warrants, rights or options to purchase any such shares. Notwithstanding the foregoing, the Parent may (i) make cash dividend payments to the holders of its capital stock in an aggregate amount not in excess of $2,200,000 during any fiscal year of the Parent, and (ii) purchase, redeem or otherwise acquire or retire its capital stock for an aggregate consideration which does not on a cumulative basis exceed $15,000,000 during the period from and including the date hereof to and including the Termination Date so long as at the time of, and after giving effect to, such dividend or any such purchase, redemption or acquisition no Default or Event of Default exists; provided, however, that the sum of (a) the aggregate amount of cash dividends so made by the Parent and (b) the aggregate consideration paid by the Parent to so purchase, redeem or otherwise acquire or retire its capital stock, shall in no event exceed $15,000,000 on a cumulative basis during such period.

     1.2  The definition of Fixed Charge Coverage Ratio appearing in
Section 5.1 of the Credit Agreement shall be amended by striking the phrase "minus Restricted Payments" appearing in the twelfth line thereof and substituting therefor the phrase "minus Restricted Payments (other than distributions by the Parent as consideration for repurchases, redemptions or other acquisitions or retirements of its capital stock permitted by Section 8.18 hereto during such period".

Section 2.     Collateral Release.

     The Company has informed the Lenders that neither Company's real estate parcels known as the "Hilltop Hatchery" and "Timberville Warehouse" is used as a processing plant, further processing plant, feedmill or hatchery. Accordingly, Section 4.1 of the Credit Agreement does not require the Company to grant a lien on such parcels and the Company has requested that the Lenders release from the lien of the Collateral Documents the Company's real estate known as the "Hilltop Hatchery" and the "Timberville Warehouse". Each Lender by its execution hereof hereby consents to the release by the Administrative Agent from the lien of the Collateral Documents the real property owned by the Company known as the "Hilltop Hatchery" and the "Timberville Warehouse".

Section 3.     Conditions Precedent.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

          (a) The Company, the Parent, the Administrative Agent and the Required Lenders shall have executed and delivered this Amendment.

          (b) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Required
     Lenders and their counsel.

Section 4.     Representations.

     In order to induce the Lenders to execute and deliver this Amendment, the Company and Parent each hereby represents to each Lender that as of the date hereof, after giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Parent and Company delivered to the Administrative Agent) and no Default or Event of Default has occurred and is continuing under the Credit Agreement.

Section 5.     Miscellaneous.

     (a) Each of the Company and the Parent acknowledges and agrees that all of the Collateral Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Obligations.

     (b) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     (c) The Company agrees to pay on demand all reasonable costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, as and to the extent provided in Section 12.4 of the Credit Agreement.

     (d) This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

Dated as of September 14, 1999.

                                        Wampler Foods, Inc.

                                        By: /s/ Dale S. Lam
                                        Name: Dale S. Lam
                                        Title: Treasurer


                                        WLR Foods, Inc.

                                        By: /s/ Dale S. Lam
                                        Name: Dale S. Lam
                                        Title: Treasurer

Accepted and agreed to as of the date and year last above written.

                                        Harris Trust And Savings
                                         Bank, in its individual
                                         capacity as a Lender and
                                         as Administrative Agent

                                        By: /s/ William J. Kane
                                        Name: William J. Kane
                                        Title: Vice President


                                        Green Tree Financial
                                         Servicing Corporation

                                        By: /s/ C. A. Groukos
                                        Name: C. A. Grouskos
                                        Title: Sr. Vice President


                                        Bank of America, N.A.
                                        (formerly "NationsBank,
                                         N.A.")

                                        By: /s/ Steven R. Kluemper
                                        Name: Steven R. Kluemper
                                        Title: Vice President


                                        U.S. Bancorp AG Credit,
                                         Inc.

                                        By: /s/ Alan V. Schuler
                                        Name: Alan V. Schuler
                                        Title: Vice President


                                        The CIT Group/Business
                                         Credit, Inc.

                                        By: /s/ Levi K. Schatz
                                        Name: Levi K. Schatz
                                        Title: Vice President

                                        Blue Ridge Farm Credit,
                                         ACA

                                        By: /s/ Thomas H. Byerly
                                        Name: Thomas H. Byerly
                                        Title: Exec. Vice President


                                        Branch Banking and Trust
                                         Company of Virginia

                                        By: /s/ J. Charles Link
                                        Name: J. Charles Link
                                        Title: Vice President


                                        Mercantile Bank National
                                         Association

                                        By: /s/ Wayne C. Lewis
                                        Name: Wayne C. Lewis
                                        Title: Vice President